SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                  [ ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ON STAGE ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement no.:

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3) Filing Party:

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4) Date Filed:

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


                          ON STAGE ENTERTAINMENT, INC.
                              4625 West Nevso Drive
                             Las Vegas, Nevada 89103
                            -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 27, 1999
                             10:00 a.m. Pacific Time
                             -----------------------


To the Stockholders of On Stage Entertainment, Inc.

NOTICE is hereby given that the 1999 annual meeting of stockholders of ON STAGE ENTERTAINMENT, INC., a Nevada corporation.

     Time:  Tuesday,  July 27, 1999, at 10:00 a.m. Pacific Time.

     Place: Imperial Palace, 3535 Las Vegas Boulevard South, Las Vegas, Nevada.

Purposes:

     1. To elect one director;

     2. To ratify the selection of BDO Seidman, LLP as On Stage's independent public accountants for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the annual meeting or any adjournments of the meeting.

     Only stockholders of record on June 24, 1999 may vote at the meeting. A list of stockholders will be available for inspection during normal business hours for ten days prior to the annual meeting at our executive offices.

                                  By order of the Board of Directors,


                                  /s/ Christopher R. Grobl
                                  -----------------------------------
                                  Christopher R. Grobl
                                  Secretary

Las Vegas, Nevada
June 24, 1999






================================================================================
EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.
================================================================================

                          ON STAGE ENTERTAINMENT, INC.
                              4625 West Nevso Drive
                             Las Vegas, Nevada 89103

                             ----------------------
                                 PROXY STATEMENT
                              ---------------------

General Information on the Annual Meeting

On Stage's board is using this proxy statement to solicit proxies from the holders of On Stage Entertainment, Inc. common stock to be used at the 1999 annual meeting of stockholders. The meeting will be held at 10:00 a.m. Pacific Time on Tuesday, July 27, 1999. The meeting will be held at the Imperial Palace, 3535 Las Vegas Boulevard South, Las Vegas, Nevada, 89103. We are first mailing this proxy statement and the accompanying form of proxy to On Stage stockholders on or about June 24, 1999.

The cost of soliciting proxies will be borne by On Stage. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of On Stage who will not be specially compensated for those services. On Stage also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse those persons for reasonable expenses incurred in that regard.

Voting at the Meeting

Only stockholders of record at the close of business on June 24, 1999 are entitled to notice of, and to vote at, the annual meeting. As of June 24, 1999, there were 7,580,517 shares of common stock outstanding. Each stockholder entitled to vote has the right to one vote for each share of common stock outstanding in that stockholder's name.

On Stage presently has no other class of stock outstanding and entitled to be voted at the annual meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the annual meeting will constitute a quorum.

Shares cannot be voted at the annual meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a stockholder may authorize the voting of his or her shares at the annual meeting. Directors are to be elected at the annual meeting by a plurality of the votes cast by holders of common stock present in person or represented by proxy at the annual meeting and entitled to vote, while approval of any other items at the annual meeting will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting.

In the case of shares that are present at the annual meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if the nominee otherwise receives affirmative votes. An abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of that item. A broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from that beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on that item. The shares of common stock represented by each properly executed proxy will be voted at the annual meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card.

If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR all nominees listed under the heading "Election of Directors," and FOR ratification of the selection of BDO Seidman, LLP as On Stage's independent public accountants for the fiscal year ended December 31, 1999. If any other matters are properly presented to the annual meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on those other matters) in accordance with their best judgment.

Execution of the accompanying proxy will not affect a stockholder's right to attend the annual meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of On Stage, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

Your vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the annual meeting. If you plan to attend the annual meeting to vote in person and your shares are registered with On Stage's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for those shares.

                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

On Stage's board of directors currently consists of seven members. There is presently one vacancy on the board, with six directors presently sitting. The board is divided into three classes, two classes consisting of two directors each and one class consisting of three directors. One class is elected each year to hold office for a three year term and until the election and qualification of each director's successor or until the director's death, removal or resignation. At this year's annual meeting, one director is to be elected for the current class. The term of office for the director elected at the annual meeting will expire at the 2002 annual meeting of stockholders.

Mark Tratos has been nominated by the board of directors for election as director at the annual meeting. Mr. Tratos is a current member of the board. The board has made no other nomination and anticipates that the other director vacancy will not be filled at the annual meeting.

The nominee has consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares for the election of this nominee. The board believes the nominee will be able to serve as a director; if this should not be the case, however, the proxies may vote the share for one or more substitute nominees to be designated by the board or the board may decide to reduce the number of directors. The board recommends a vote FOR the nominee.

--------------------------------------------------------------------------------
                              Nominee for Election
--------------------------------------------------------------------------------

Name of Director    Year First Became Director, Principal Occupation During Past
 &  Age             Five Years and Certain  Directorships
--------------      ------------------------------------------------------------

Mark Tratos
46                 o Director of On Stage since March 1997.
                   o Managing Partner of the law firm of Quirk & Tratos since
                     1983.
                   o Member of the adjunct faculty of the University of Nevada
                     Las Vegas.
                   o Received his Juris Doctor from Lewis and Clark Law School in 1979.

--------------------------------------------------------------------------------
            Directors Continuing in Office with Term Expiring in 2000
--------------------------------------------------------------------------------

Name of Director   Year First Became Director, Principal Occupation During Past
& Age              Five Years and Certain  Directorships
--------------     -------------------------------------------------------------

John W. Stuart
55                 o Chairman and Chief Executive  Officer of On Stage since
                     April 1996.
                   o President of On Stage from 1985 through March 1996.
                   o Founded On Stage in 1985.
                   o Has been involved in the theatrical business since age
                     seven and has produced or appeared in over 200 theater productions and several feature films.
                   o Received his Bachelor of Arts degree in 1967 from
                     California State University at Fullerton.
David Hope
39                 o Has served as President,  Chief Operating  Officer and as director of On Stage since  joining in April 1996.
                   o For the ten years prior to joining On Stage,
                     he served in various capacities, including most recently
                     as Executive Vice President and Chief Operating Officer, for ITC Entertainment Group, a major independent producer and worldwide distributor of feature films, television movies and mini-series and a subsidiary of Polygram
                     N.V., where he served as the Chief Operating Officer.
                   o Was production manager with Hinchcliffe  Productions,  a
                     United   Kingdom-based   producer  and   distributor  of
                     documentaries and motor sport events.
                   o Has a degree in  Management  Science in 1981 from
                     Loughborough  University in England.

Matt Gohd
43                 o Has served as member of the board for On Stage since
                     September 1998.
                   o Currently a Senior Managing director at Whale Securities
                     Co., LP, On Stage's underwriter in its initial public offering.
                   o Has over 20 years in the securities field working in
                     various companies in industries such as retail, technology, healthcare and consumer finance.

--------------------------------------------------------------------------------
           Directors Continuing in Office with Term Expiring in 2001
--------------------------------------------------------------------------------

Name of Director   Year First Became Director, Principal Occupations During Past
& Age              Five Years and Certain Directorship
---------------    -------------------------------------------------------------
James L.
Nederlander
38                 o Has been director since August 1996.
                   o He served also as Chairman of the Nederlander Production
                     Company since August 1996
                   o Was Executive  Vice President of  Nederlander  Producing
                     Company 1980 to 1996.

Mel Woods
47                 o Has been a director since July 1998.
                   o President and Chief Operating  Officer of Fox Family
                     Worldwide, Inc., Saban Entertainment's parent company since 1997.
                   o Chief  Financial  Officer and Senior Vice President of DIC
                     Enterprises.

Directors Resigning During 1998 and 1999

Four directors resigned during 1998 and 1999, Kenneth Berg, Nelson Foster, Jules Haimovitz and Mark S. Karlan. Mr. Berg resigned on January 21, 1998, Mr. Foster resigned on June 26, 1998, Mr. Haimovitz resigned on September 8, 1998 and Mr. Karlan resigned on April 16, 1999. Mr. Foster resigned to create a vacancy for current director Mel Woods and Jules Haimovitz resigned to create a vacancy for current director Matt Gohd. Mr. Karlan has been the President, Chief Executive Officer and a director of Imperial Credit Commercial Mortgage Investment Corp., a publicly traded real estate investment trust since July 1997. Mr. Karlan resigned from the board following On Stage's default in its loans from Imperial Credit.

General Information Concerning the Board of Directors and its Committees

During 1998, the board met on 10 occasions in person or telephonically and acted by unanimous written consent nine occasions. The Nevada General Corporation Law provides that the board, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The board annually elects from its members an audit committee and a compensation committee. During 1998, each director attended at least seventy-five percent (75%) of the meetings of the board and the meetings of the committee or committees of the board of which they were a member.

Audit Committee. The audit committee is responsible for providing general oversight with respect to the accounting principles employed in our financial reporting. The audit committee is to meet at least annually with On Stage's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures, to review On Stage's policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of On Stage's financial statements. The audit committee met one time during 1998. The audit committee is currently composed of three non-employee directors, Mark Tratos, Mel Woods and Matt Gohd.

Compensation Committee. The compensation committee determines salaries, bonuses and other compensation matters for officers of On Stage, determines employee health and benefit plans, and administers On Stage's stock option plans. The compensation committee met one time during 1998. The compensation committee is currently composed of two non-employee directors, James Nederlander and Matt Gohd.

                               EXECUTIVE OFFICERS

The following sets forth biographical information about each of On Stage's executive officers who served during 1998 or who are presently serving in such capacities.

Name                            Age    Position

John W. Stuart...............   56     Chairman and Chief Executive Officer
David Hope...................   40     President and Chief Operating Officer
Kiranjit S. Sidhu............   34     Senior Vice President, Chief
                                       Financial Officer and Treasurer
Christopher R. Grobl.........   31     General Counsel and Secretary

The employment backgrounds for John W. Stuart and David Hope are described above under the section entitled "Election of Directors."

Kiranjit S. Sidhu has been On Stage's Senior Vice President, Chief Financial Officer and Treasurer since joining On Stage in August 1995. Prior to joining On Stage, Mr. Sidhu served as Chief Financial Officer and Corporate Secretary for Aspen Technologies, a computer peripheral manufacturer, from July 1994 to July 1995. From January 1993 to June 1994, Mr. Sidhu served as President and a director for Aspen Peripherals, a computer peripheral reseller. From February 1992 to June 1993, Mr. Sidhu served as a financial consultant to ITC. From January 1992 to July 1993, Mr. Sidhu served as Vice President of Finance and a director for Nuvo Holdings of America, a computer peripheral manufacturer. Mr. Sidhu holds a Masters of Business Administration from the Wharton School of Business and a Bachelor of Arts in Computer Science from Brown University.

On April 16, 1999, Mr. Sidhu agreed to restructure his current employment agreement with On Stage in an attempt to assist On Stage with our restructuring plan. Pursuant to the terms of his employment restructuring, Mr. Sidhu and On Stage entered a new employment agreement under which he will be an "at-will" consultant.

Christopher R. Grobl has been the General Counsel and Secretary of On Stage since November 1994. Mr. Grobl received a Bachelor of Arts in 1990 from the University of Illinois and a Juris Doctor in 1994 from the John Marshall Law School in Chicago, Illinois.

Certain Relationships and Related Transactions Involving Executive Officers and Directors

On April 5, 1999, On Stage entered into an agreement with Mr. Stuart under which On Stage agreed to accept a bridge loan from Mr. Stuart in an amount of up to $500,000 in return for a one year promissory note bearing 12% interest, a 5% origination fee and a warrant to purchase one share of common stock for each $1.00 loaned, provided that On Stage did not repay Mr. Stuart within thirty
(30) days. As of May 3, 1999, On Stage has accepted $200,000 of the potential $500,000 from Mr. Stuart.

On March 4, 1999, the board of directors authorized a loan in the principal amount of $100,000 from Mr. Stuart our chairman, chief executive officer and principal stockholder. This loan is evidenced by a one year promissory note bearing an interest rate of twelve percent (12%) per annum, due on March 3, 2000. In consideration for this loan, the board of directors approved the issuance of warrants to purchase 100,000 shares of common stock at a price of $1.00 per share, the market price on the closing date of the Loan. Additionally, On Stage agreed to pay legal fees incurred by Mr. Stuart in connection with this transaction, as well as an additional $12,500 for previous legal bills Mr. Stuart personally incurred for On Stage related matters.

In March 1997, On Stage agreed with the underwriter of our initial public offering, Whale Securities Co., L.P., that we would neither loan nor advance any sums to or on behalf of Mr. Stuart, other than those sums advanced to Mr. Stuart from December 31, 1996 through August 13, 1997, the effective date of our initial public offering without Whale's prior written consent. On October 23, 1997 and again on November 17, 1997, On Stage advanced Mr. Stuart an aggregate of $105,483 for which we obtained Whales prior written consent. Whale authorized On Stage on March 25, 1998 to advance an additional $150,000 to Mr. Stuart for settlement of litigation related to his involvement in the Legends in Concert show in Hawaii. As of June 30, 1998, On Stage had advanced Mr. Stuart an aggregate of $136,194, evidenced by a promissory note. The funds advanced by On Stage accrued interest at the rate of ten percent (10%) per annum. The advance to Mr. Stuart became due and payable one year from the date of which it was made. On July 6, 1998, Mr. Stuart repaid the advance in full.

In February 1997, Mr. Stuart granted to Senna Venture Capital Holdings, Inc., an affiliate of DYDX Legends Group L.P. (and a lender to On Stage), an option to purchase 142,292 of his shares of common stock at an exercise price of $5.00 per share, in consideration for (i) DYDX waiving a technical default under a loan agreement entered into between DYDX and On Stage and (ii) DYDX's agreement in connection with a waiver to allow $1,780,424 in debt forgiveness to Mr. Stuart in 1997. That option is exercisable for a period of two years commencing as of February 9, 1998.

On Stage leases from Mr. Stuart seven condominium units in Atlantic City, New Jersey for use by On Stage's performers. The current lease term expires on June 30, 2000. The total lease payment to Mr. Stuart from On Stage is currently $7,833 per month, which amount we believe approximates the fair market value for the use of these properties. In addition, commencing as of January 1, 1997, On Stage began paying directly the association dues, insurance, taxes, maintenance and utilities on the leases. On Stage paid aggregate rent to Mr. Stuart for the leases of $150,686 and $149,686 for the years ended December 31, 1997 and 1998, respectively.

Notes Receivable from Chief Financial Officer

On April 16, 1999, Mr. Sidhu sold Mr. Stuart 40,532 shares of common stock. In exchange, Mr. Stuart agreed to assume Mr. Sidhu's $60,798 note in favor of On Stage, with recourse only to the 40,532 shares of common stock purchased from Mr. Sidhu. Mr. Sidhu executed a new promissory note in the principal amount of $7,472, which was subsequently forgiven as part of Mr. Sidhu's employment restructuring in April 1999.

On April 16, 1999, Mr. Sidhu agreed to restructure his current employment agreement with On Stage attempt to assist On Stage with our restructuring plan. Under the terms of his employment restructuring, Mr. Sidhu agreed to forego any rights he had to his employment, option, and confidentiality agreements, in return for the following:

o a new agreement which he will be an "at-will" consultant at a flat rate of $50.00 per hour;
o a new option agreement which affords him the right to purchase 140,000 shares of common stock at an exercise price of $1.50 per share;

o a reimbursement of $25,000 for unpaid insurance, car allowances and expenses;
o    $17,887 for all accrued, but unused vacation pay;
o    all earned, but unpaid salary under his old employment  agreement;  and
o    forgiveness  of a  promissory  note in the amount of $7,472 held by On
     Stage.

Additionally, On Stage agreed to pay Mr. Sidhu $25,000 within ninety (90) days of the restructuring, in consideration for Mr. Sidhu's execution of a new confidentiality and non-competition agreement.

Imperial Credit Commercial Mortgage Investment Corporation Related Transactions

On March 13, 1998, Imperial Credit Commercial Mortgage Investment Corporation signed an agreement with On Stage to fund up to $20,000,000 of mortgate financing. On the same day, On Stage used $12,500,000 of the facility to fund the cash portion of the acquisition of assets of On Stage purchased from Gedco USA, Inc. and related fees. On June 30, 1998, On Stage used an additional $1,100,000 to fund the cash portion of the purchase of a fee simple interest in the Legends Theater in Surfside Beach, South Carolina, and the purchase of a leasehold interest in the Eddie Miles Theater in North Myrtle Beach, South Carolina. On October 7, 1998, On Stage used an additional $550,000 for working capital purposes. The initial $12,500,000 loan and the subsequent $1,650,000 in loans extended by Imperial Capital to On Stage under the mortgage financing facility currently bear interest at the rate of 9.06% and 9.9%, respectively. In addition, On Stage granted Imperial Capital and a related entity warrants to purchase an aggregate of 575,000 shares of common stock at an exercise price of $4.44 per share. In consideration for Imperial Capital's October 7, 1998 funding of $550,000, On Stage reset the strike price on 325,000 of the Imperial Capital warrants from $4.44 to $1.25 per share. This transaction is discussed in "Security Ownership of Certain Beneficial Owners and Management" below. Mr. Karlan, a director of On Stage until April 20, 1999, is the President, Chief Executive Officer and a Director of Imperial Capital.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 31, 1999 (except as otherwise noted) regarding the ownership of On Stage common stock (1) by each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, (2) by each director, (3) by each executive officer named in the Summary Compensation Table included elsewhere in this proxy statement and (4) by all current executive officers and directors as a group.

                              Number of Shares           Percentage of
Name and Address (1)        Beneficially Owned (2)          Class(2)
----------------------      ----------------------        -------------

John W. Stuart (3)..............  3,678,755                   48.6%
David Hope (4)..................    377,300                    5.0%
Kiranjit S. Sidhu (5)...........    147,000                    1.9%
James L. Nederlander (6)........     30,000                     *
Mark Tratos (7).................     30,000                     *
Mel Woods (8)...................     20,000                     *
Matt Gohd (9)...................    367,500                    4.8%
Hanover Restaurants, Inc(10.....    595,238                    7.9%
Imperial Credit Industries,
 Inc (11).......................    575,000                    7.6%
All executive officers and
 directors as a group
 (9 persons) (12)...............  5,820,793                   76.8%
-------------------------
*Less than one percent

(1) Unless otherwise indicated, the address for each named individual or group is in care of On Stage at 4625 West Nevso, Las Vegas, NV 89103.

(2) Unless otherwise indicated, On Stage believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. In accordance with the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of common stock that can be acquired by that person within 60 days, upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by that person (but not those held by any other person) and which are exercisable within 60 days have been exercised. Percentages herein assume a base of 7,572,046 shares of common stock outstanding as of April 30, 1999.

(3) Includes: (a) 382,790 shares of common stock transferarable by Mr. Stuart to third parties upon the exercise of options granted by him; and (b) 300,000 shares of common stock issuable upon the exercise of immediately exercisable warrants.

(4) Includes: (a) 368,800 shares of common stock issuable upon the exercise of options or warrants.

(5) Includes: (a) 142,500 shares of common stock issuable upon the exercise of options or warrants.

(6) Includes 30,000 shares of common stock issuable upon the exercise of options.

(7) Includes 30,000 shares of common stock issuable upon the exercise of options.

(8) Includes 20,000 shares of common stock issuable upon the exercise of options.

(9) Includes (a) 217,500 shares of common stock issuable upon the exercise of options or warrants.

(10) In the Gedco Acquisition a settlement has been reached where the 595,238 shares of common stock issued to Haover as part of the Acquisition were returned back to On Stage.

(11) Includes 325,000 shares of common stock issuable upon the exercise of an a warrant granted to Imperial Credit Commercial Mortgage Investment Corporation. Imperial Credit is managed by Imperial Credit Commercial Asset Management Corporation, which is a wholly owned subsidiary of Imperial Credit Industries, Inc. Imperial Credit Industries, Inc. also beneficially owns approximately 8.9% of the outstanding common stock of Imperial Credit. Also includes 250,000 shares of common stock issuable upon the exercise of a warrant granted to Imperial Capital Group, LLC. Imperial Credit Industries, Inc. has a 60% interest in Imperial Capital Group. Imperial Credit Industries, Inc. disclaims the beneficial ownership of the shares of common stock held by Imperial Capital Group. All information provided in this footnote 10 was derived from a Schedule 13G filed by Imperial Credit Industries, Inc. with the Securities and Exchange Commission on April 3, 1998.

(11) Includes 464,973 and 339,375 shares of common stock issuable upon the exercise of options and warrants.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     Summary Compensation Table. The following table sets forth, for the years ended December 31, 1998 and 1997, certain compensation paid by On Stage to its chief executive officer and the other most highly paid executive officers of On Stage, whose cash compensation exceeded $100,000 for the year ended December 31, 1998.

                           Summary Compensation Table

                           Summary Compensation


                                                Annual                Long Term
                                              Compensation           Compensation
                                              ------------           ------------
                                                                     Securities
                                                      Other Annual    Underlying    All Other
Name and Principal Position   Year    Salary   Bonus  Compensation   Options/SAR   Compensation
---------------------------   ----    -------  ------ -------------  ----------    ------------

John W. Stuart.............   1998   $250,000     -       35,869(1)     75,000            -
 Chairman and Chief           1997   $259,615     -       38,321(2)        -          239,398(3)
 Executive Officer

David Hope.................   1998   $207,308     -       19,578(4)     50,000            -
 President and Chief          1997   $221,461  $37,865    19,578(5)        -              -
 Operating Officer

Kiran Sidhu................   1998   $157,385     -       14,993(6)     30,000            -
 Senior Vice President        1997   $161,596 $162,129(8) 17,215(7)     85,000            -
 Chief Finanical Officer
 and Treasurer

Gerard O' Riordan..........   1998   $106,664     -        14,424(9)       -              -
 President-On Stage Theaters  1997       -        -           -            -              -

Richard Kanfer.............   1998   $109,154     -        14,791(10)   15,165            -
 Vice President- Sales        1997   $115,769     -        10,560(11)      -              -

Gary Panter................   1998   $102,370     -        13,627(12)   21,439         10,595(14)
 Senior Vice President        1997   $101,400     -        13,909(13)   10,389            -
 Operations

(1) Represents $11,971 in unused vacation time accrued but not paid, and $23,898 of car and health allowances accrued, of which $14,895 was paid in 1998. Does not include $149,686 of rent accrued for leases to On Stage of which $76,028 was paid in 1998.

(2) Represents $14,423 unused vacation time accrued but not paid, and $23,898 of car and health allowances paid in 1997. Does not include $150,686 of rent for the leases to On Stage paid in 1997.

(3) Includes $221,500 in compensation as a result of forgivness of certain indebtedness owed by Mr. Stuart to On Stage and payment of $17,898 of unused vacation time carried forward from prior years.

(4) Represents $6,346 in unused vacation time accrued but not paid and $13,232 of car and health allowances accrued, of which $9,732 was paid in 1998.

(5) Represents $6,346 in unused vacation time accrued but not paid and $13,232 of car and health allowances accrued paid in 1997.

(6) Represents $5,393 in unused vacation time accrued but not paid and $9,600 of car and health allowances accrued, of which $6,100 was paid in 1998.

(7) Represents $7,615 in unused vacation time accrued but not paid and $9,600 of car and health allowances paid in 1997.

(8) Represents the fair market value of the issuance of 40,532 shares of common stock as incentive compensation pursuant to his employment agreement.

(9)  Represents $14,424 of car and health allowances paid in 1998.

(10) Represents $4,231 in unused vacation time accrued but not paid and $10,560 of car and health allowances accrued, of which $7,560 was paid in 1998.

(11) Represents $10,560 of car and health allowances paid in 1997.

(12) Represents $3,238 in unused vacation time accrued but not paid and $10,389 of car and health allowances accrued, of which $8,639 was paid in 1998, and $11,050 of housing allowance payments.

(13) Represents $3,520 in unused vacation time accrued but not paid and $10,389 of car and health allowances paid in 1997.

(14) Represents $10,595 non-recurring relocation-related expenses.

                        Option Grants in Last Fiscal Year

Option Grants. The table below sets forth the grants of stock options to the persons named in the Summary Compensation Table during the year ended December 31, 1998

                         Option Grant in Last Fiscal Year

                                         Percent                                        Value at
                                           of                                           Assumed Annual
                                        Options/SARS                                    Rates of Stock
                                          Granted                                      Price Application
Name and Principal             Options  to Employees       Exercise  Expire   Potential    Value
Position                       Granted  in Fiscal Year      Price     Date    5%           10%
--------------------           -------- --------------      --------  ------  -------     --------
John W. Stuart...............   75,000      21%             $ 4.38     6/03   $418,780    $528,449
 Chairman and Chief
 Executive Officer

David Hope...................   50,000      14%             $1.50      6/03   $95,721     $120,788
 President and Chief
 Operating Officer

Kiran Sidhu..................   30,000(2)    9%             $1.50      9/03   $57,433     $ 72,473
 Senior Vice President
 Chief Financial Officer
 and Treasurer

Gerard O' Riordan............      0(1)      0%               -          -       -             -
 President, On Stage
 Theaters

Richard Kanfer...............   15,165       4%             $1.50       9/03  $29,032     $ 36,635
 Vice President-Sales

Gary Panter..................   12,500       4%             $1.50       9/03  $23,930     $ 30,197
 Senior Vice President of
 Operations

Barbara Lindquist............   28,000       8%             $1.50       9/03  $53,604     $ 67,641
 Vice President Merchandising

(1) Excludes warrants to purchase 180,000 shares of common stockgranted in connection with the Gedco asset acquisition.
(2) Mr. Sidhu's options were subsequently cancelled, and replaced with subsequent options in accordance with Mr. Sidhu's amended employment agreemetn described below.

Option  Exercise  and  Fiscal  Year-End  Option  Values.

The following table summarizes the value of vested and unvested in-the-money options for the persons named in the Summary Compensation Table at December 31, 1998. Year-end values are based upon a price of $1.50 per share, which was the closing market price of a share of common stock on December 31, 1998. No options were exercised by the named executive officers in 1998.

           Aggregated Option Exercise in Last Year and Year-End Option Values


                                                          Value of Unexercised
                        Number of Unexercised             In-the-Money Options
                      Options at December 31, 1998        at December 31, 1998
                     ----------------------------       ------------------------
Name                 Exercisable    Unexercisable       Exercisable    Unexercisable
--------------      --------------  -------------       -------------  -------------
John W. Stuart.....       -           75,000             $    -         $     -

David Hope.........    361,300          -                $    -         $     -

Kiran Sidhu........    139,794          -                $    -         $     -

Gerard O'Riordan...       -             -                $    -         $     -

Richard S. Kanfer..       -             -                $    -         $     -

Gary Panter........      1,563        10,937             $    -         $     -

Employment Agreements and Termination of Employment and Change in Control Arrangements

John W. Stuart. On February 1, 1997, On Stage entered into an employment agreement with Mr. Stuart to employ him as our chairman and chief executive officer until May 31, 2000. In accordance with his employment agreement, Mr. Stuart receives an annual salary of $250,000 and may receive annual salary increases of up to 10% of his base salary amount at the discretion of the compensation committee of the board of directors. Mr. Stuart will not be eligible to receive any bonuses during the initial term of his employment agreement. Mr. Stuart is provided with family health insurance and a $1,500 monthly automobile allowance. On Stage has the right to terminate Mr. Stuart's employment at any time, without cause, provided that On Stage pays Mr. Stuart a lump sum payment equal to one year's base salary, car allowance and insurance allowance. On Stage has the right to terminate Mr. Stuart's employment agreement at any time, without cause, provided that On Stage pays one year's base salary, car allowance and insurance allowance, plus any accrued bonus up until the date of termination. In addition, upon termination of Mr. Stuart's employment, without cause, any non-vested options held by Mr. Stuart immediately vest.

David Hope. On February 1, 1997, On Stage entered into an amended employment agreement with Mr. Hope to employ him as the president and chief operating officer of On Stage until May 31, 2000. In accordance with this employment agreement, Mr. Hope receives an annual salary of $220,000 which is subject to potential annual increases of up to 10% of his base salary amount upon meeting reasonable financial performance goals as determined between Mr. Hope and the compensation committee of the board of directors. For each of the years ended December 31, 1998 and 1999, Mr. Hope is entitled to receive a bonus equal to 2% of On Stage's audited pre-tax earnings, after deduction for non-recurring charges such as original issue discount, compensation and interest expense charges for that year, provided that On Stage achieves certain designated financial goals for the respective year. Mr. Hope is currently provided with family health insurance and a $500 monthly automobile allowance. On Stage has the right to terminate Mr. Hope's employment agreement at any time, without cause, provided that On Stage pays Mr. Hope a lump sum payment on the date of such termination equal to the greater of (1) his base salary, car allowance and insurance allowance due from the date of termination up until April 1999, plus any accrued bonus up until his date of termination and (2) one year's base salary, car allowance and insurance allowance, plus any accrued bonus up until the date of termination. In addition, upon termination of Mr. Hope's employment, without cause, any non-vested options held by Mr. Hope immediately vest.

On September 16, 1998, Mr. Hope agreed to permanently reduce his annual salary from $220,000 to $165,000 per annum in exchange for having the strike price on his 361,300 stock options reduced to $1.50, which was the fair market value of On Stage's common stock on September 16, 1998.

In connection with each of their respective employment agreements, Messrs. Stuart and Hope also entered into a confidentiality and non-compete agreement with On Stage, which, in addition to the obligations of confidentiality imposed upon each, provides that in the event of the termination of an employment agreement for any reason, On Stage has the option to pay the respective employee at the date of termination 50% of his base salary for five years (in the case of Mr. Stuart) and two years (in the case of Mr. Hope) in consideration for that employee's covenant not to compete with On Stage during those five-year and two-year periods, respectively. In the case of Mr. Stuart, the non-compete relates to any business associated with the live entertainment industry and, in the case of Mr. Hope, the non-compete relates to any business associated with the theatrical segment of the live entertainment industry.

Resignation and Contractor Status

Kiranjit S. Sidhu. On February 1, 1997, On Stage entered into an amended employment agreement with Mr. Sidhu to employ him as its senior vice president, chief financial officer and treasurer. That employment contract, which was scheduled to expire on May 31, 2000, provided for an annual salary of $165,000 and eligibility for annual salary increases of up to 10% of his base salary amount at the discretion of the compensation committee of the board of directors. Mr. Sidhu is also eligible to receive a bonus under the executive bonus plan which is discussed below, at the discretion of the board of directors. In addition to his salary, he received family health insurance and a $500 monthly automobile allowance. In the event his employment is terminated without cause, Mr. Sidhu was entitled under the agreement to a lump sum payment equal to one year's base salary, car allowance and insurance allowance and the vesting of all of his stock options.

On April 16, 1999, Mr. Sidhu agreed to restructure his current employment agreement with On Stage to assist On Stage with facilitating our restructuring plan. Under the terms of his employment restructuring, Mr. Sidhu agreed to forego any rights he had to his employment, option, and confidentiality agreements, in return for the following:

o a new agreement under which he will be an "at-will" consultant at a flat rate of $50.00 per hour;
o a new option agreement which affords him the right to purchase 140,000 shares of common stock at an exercise price of $1.50 per share;
o a reimbursement of $25,000 for unpaid insurance, car allowances and expenses;
o    $17,887 for all accrued, but unused vacation pay;
o    all earned, but unpaid salary under his old employment  agreement;  and
o    forgiveness  of a  promissory  note in the amount of $7,472 held by On
     Stage.

Additionally, On Stage agreed to pay Mr. Sidhu $25,000 within ninety (90) days of this restructuring in consideration for Mr. Sidhu's execution of a new confidentiality and non-competition agreement.

Executive Bonus Plan

In March 1997, On Stage implemented a three-year executive bonus plan, which is administered by the compensation committee. Under the executive bonus plan, an annual bonus pool of up to 5% of On Stage's audited pre-tax earnings, after non-recurring charges, such as original issue discount, compensation and interest expense charges and excluding extraordinary items, may be established for distribution at the discretion of the board of directors, to On Stage's executive officers (other than Mr. Stuart, who is not eligible for bonuses under the plan) in 1999 and 2000, provided that On Stage achieves at least minimum pre-tax earnings as calculated under the plan for the respective preceding fiscal year as follows:

               Year                      Minimum Pre-Tax Earnings
             --------                ------------------------------
               1998                             $5,000,000
               1999                             $8,700,000

The terms of the executive bonus plan, including the minimum pre-tax earnings requirements set forth above, were determined by negotiations between On Stage and the underwriter of our initial public offering, and should not be construed to imply or predict any future earnings. No bonsuses have been paid under the executive bonus plan.

Compensation of Directors

Directors currently are not paid a fee for their services, but are reimbursed for all reasonable expenses incurred in attending board meetings. In addition, each non-employee director will receive options to purchase an aggregate of 10,000 shares of common stock each year that the director serves as a director, partially contingent upon the director's attendance at the four scheduled board meetings during the year of grant. One-quarter of the annual option grant vests as of each of the grant year's scheduled meetings. In 1998, On Stage also granted each director 10,000 stock options at $1.50 strike price as consideration for the excessive time and energy the board spent on company issues during 1998.

                                   ITEM NO. 2
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The board has appointed the firm of BDO Seidman, LLP as independent public accountants for the year ending December 31, 1999. BDO Seidman, LLP has audited our financial statements since September 8, 1995. The appointment of independent public accountants is approved annually by the board, which is based in part on the recommendations of the audit committee. In making its recommendations, the audit committee reviews both the audit scope and estimated audit fees for the coming year. This appointment will be submitted to the stockholders for ratification at the annual meeting.

If ratification is not received, the board will take this into account when it considers the appointment of independent accountants for 2000. A representative of BDO Seidman, LLP is expected to be available at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

The affirmative vote of a majority of the votes cast at the annual meeting is required for the ratification of this selection.

The board recommends that the stockholders vote FOR ratification of the selection of BDO Seidman, LLP as On Stage's independent public accountants for the fiscal year ending December 31, 1999.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of the copies of Forms 3, 4 and 5 received by On Stage or of written representations from officers, directors and other persons required to report under Section 16(a) of the Securities Exchange Act of 1934 initial or changes in beneficial ownership of On Stage common stock, we believe that all the reporting persons complied with the applicable filing requirements of Section 16(a) for 1998.

                                  OTHER MATTERS

The board is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented by the proxies in accordance with their judgment.

                STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2000 annual meeting, proposals must be received by On Stage no later than January 15, 2000. Proposals should be directed to the attention of the Secretary at our principal executive offices set forth on the first page of this proxy statement.

                           ANNUAL REPORT ON FORM 10-K

On Stage will furnish without charge to each person whose proxy is being solicited, upon the written request of that person, a copy of our annual report on Form 10-KSB, as amended, for the year-ended December 31, 1998, including the financial statements, but excluding exhibits. Requests for copies of that report should be directed to On Stage at our principal executive offices set forth on the first page of this proxy statement, Attention: Christopher R. Grobl.


                                    By order of the Board of Directors,



                                    /s/ Christopher R. Grobl
                                    ---------------------------------------
                                    Christopher R. Grobl
                                    Secretary

June 24, 1999

                          ON STAGE ENTERTAINMENT, INC.
                  ANNUAL MEETING OF STOCKHOLDERS--JULY 27, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOHN W. STUART and DAVID HOPE, or either of them, acting alone in the absence of the other, the proxies of the undersigned, with full power of substitution, to attend and act as proxy or proxies of the undersigned at the annual meeting of stockholders of On Stage Entertainment, Inc. to be held at the Imperial Palace, Las Vegas, Nevada on Tuesday, July 27, 1999, at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

               (Continued and to be signed on the reverse side.)

A            [X] Please mark your votes as in this example.


1. Election of    FOR the nominee       WITHHOLD       Nominee: Mark Tratos
   Directors      listed at right      AUTHORITY
   (Class II)    (except as marked    to vote for
                  the contrary)         nominee

                     [   ]              [    ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike such nominee's name from the list at right.

                                                 FOR           AGAINST  SUSTAIN

2. Proposal to Ratify the Appointment           [  ]           [   ]     [   ]
   of BDO Seidman, LLP as Independent
   Public Accountants of On Stage Entertainment
   Inc. for the Year Ending December 31, 1999.

3. Other Business. In their discretion, the person appointed or proxies in this proxy card are authorized to vote upon such other business as may properly come before the annual meeting and any and all adjournments thereof.

This proxy card, when properly executed, will be voted as directed by the stockholder. If no such directions are indicated, the persons appointed or proxies in this proxy card will have authority to vote "FOR" the director nominees and "FOR" the ratification of BDO Seidman, LLP as the independent public accountants of On Stage.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                  DATE                    ,1999
-----------------------------------------------  -------------------------------
           SIGNATURE

NOTE: Please sign exactly as name or names appear on this proxy card. If stock is held jointly, each hold must sign. If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give full name.

--------------------------------------------------------------------------------